UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2019

EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors of Evoqua Water Technologies Corp. (the “Company”) previously approved forms of a nonqualified stock option agreement and a restricted stock unit agreement which have been used in connection with grants to employees (including the named executive officers) of the Company under the Evoqua Water Technologies Corp. 2017 Equity Incentive Plan (the “Equity Incentive Plan”), copies of which were filed as Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed on April 4, 2018 (the “2018 Option Agreement” and the “2018 RSU Agreement”, respectively). On February 14, 2019, the Compensation Committee adopted new forms of a nonqualified stock option agreement and a restricted stock unit agreement, the materials terms of which are described below (the new forms, the “2019 Option Agreement” and the “2019 RSU Agreement”, respectively). In addition, on February 14, 2019, the Compensation Committee approved awards of stock options and restricted stock units pursuant to the 2019 Option Agreement and the 2019 RSU Agreement, respectively, to the Company’s named executive officers as set forth in the table below, which awards will each vest ratably over four years.

Name & Position	Restricted Stock Units	Stock Options (#)
Ronald C. Keating, President and Chief Executive Officer	92,660	304,935
Benedict J. Stas, Executive Vice President, Chief Financial Officer and Treasurer	27,624	90,909
Anthony J. Webster, Executive Vice President, Chief Human Resources Officer	9,866	32,468
Rodney O. Aulick, Executive Vice President, Integrated Solutions & Services Segment President	15,785	51,948

The 2019 Option Agreement provides that the grantee shall receive an option to purchase a number of shares of common stock of the Company which shall be subject to a vesting schedule determined by the Compensation Committee at the time such grantee’s award is approved. The 2019 Option Agreement provides that the option will vest in accordance with one of the following vesting schedule alternatives: (i) as to twenty-five percent (25%) on each of the first four anniversaries of the vesting commencement date (as set forth in the 2019 Option Agreement) such that the option shall become fully (100%) vested as of the fourth anniversary of the vesting commencement date, (ii) as to thirty-three and one-third percent (33 1/3%) on each of the first three anniversaries of the vesting commencement date such that the option shall become fully (100%) vested as of the third anniversary of the vesting commencement date, (iii) as to one hundred percent (100%) on the first anniversary of the vesting commencement date and (iv) such other vesting schedule as determined by the Compensation Committee. If the grantee’s employment is terminated for any reason, the portion of the option that has not vested as of such date shall terminate immediately and be deemed to have been forfeited by the grantee without consideration, and the vested portion of the option shall remain exercisable until, and shall terminate upon, the expiration of the post-termination exercise period. Notwithstanding the foregoing, if the grantee’s employment is terminated (x) due to death or disability or (y) without cause within the twelve-month period following a Change in Control (as defined in the Equity Incentive Plan), the then-unvested portion of the option will become fully vested as of the date of termination. Additionally, if the grantee (x) (i) attains the age of 65 or (ii) attains the age of 55 and has completed at least ten (10) consecutive years of service with the Company and (y) delivers written notice to the Company of his or her intent to retire from the Company at least six months prior to the effective date of his or her retirement ((x) and (y), together, referred to as becoming “Retirement Eligible”), the grantee’s option shall continue to vest in accordance with its original vesting schedule, notwithstanding the grantee’s termination of employment for any reason other than for cause.

Following the grantee’s termination of employment, the option shall remain outstanding and exercisable for the post-termination exercise period, which shall be: (x) in the event of the grantee’s termination for any reason other than for cause, due to death or disability or Retirement (as defined below), the 45-day period following termination,

(y) in the event of the grantee’s termination due to death or disability, the one-year period following termination and (z) in the event of the grantee’s termination due to Retirement, the period commencing on the date of the grantee’s Retirement and ending on the option expiration date. If the grantee’s employment is terminated for cause, the option (including any vested portion) shall terminate immediately and be deemed to have been forfeited by the grantee without consideration. “Retirement” shall mean the grantee’s termination of employment for any reason other than for cause following attaining Retirement Eligibility.

The 2019 RSU Agreement provides that the grantee shall receive restricted stock units (“RSUs”) in the Company which shall be subject to a vesting schedule determined by the Compensation Committee at the time such grantee’s award is approved. The RSU Agreement provides that the RSUs will vest in accordance with one of the following vesting schedule alternatives: (i) as to twenty-five percent (25%) on each of the first four anniversaries of the vesting commencement date (as set forth in the RSU Agreement) such that the RSUs shall become fully (100%) vested as of the fourth anniversary of the vesting commencement date, (ii) as to thirty-three and one-third percent (33 1/3%) on each of the first three anniversaries of the vesting commencement date such that the option shall become fully (100%) vested as of the third anniversary of the vesting commencement date and (iii) as to one hundred percent (100%) on the first anniversary of the vesting commencement date. Vested RSUs will be settled within 30 days following vesting. If the grantee’s employment is terminated for any reason, whether voluntarily or involuntarily, the RSUs that have not previously vested shall terminate as of the date of the grantee’s termination of employment. Notwithstanding the foregoing, if the grantee’s employment is terminated (x) due to death or disability or (y) without cause within the twelve-month period following a Change in Control, the then-unvested portion of the RSUs will become fully vested as of the date of termination. Additionally, if the grantee becomes Retirement Eligible, the grantee’s RSUs shall continue to vest in accordance with their original vesting schedule, notwithstanding the grantee’s termination of employment for any reason other than for cause. If the grantee incurs a termination of employment for cause, the RSUs (whether unvested or vested but not yet settled) shall be forfeited and terminate immediately without consideration upon the effective date of such termination of employment for cause.

In addition, all outstanding awards of options and restricted stock units that were granted pursuant to the Equity Incentive Plan and the 2018 Option Agreement or 2018 RSU Agreement (as applicable) were amended to provide that in the event the grantee’s employment is terminated without cause within the twelve-month period following a Change in Control (as defined in the Equity Incentive Plan), the then-unvested portion of the award will become fully vested as of the date of termination.

The foregoing descriptions of the 2019 Option Agreement and the 2019 RSU Agreement are qualified in their entirety by reference to the full texts of the agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019	EVOQUA WATER TECHNOLOGIES CORP.

	By:	/s/ Benedict J. Stas
Benedict J. Stas
Chief Financial Officer